Exhibit 10.33

AMENDMENT NO. 6, dated as of November 27, 2007,
to that Employment Agreement dated April 2, 2002 (the "Agreement")
by and between David Bonnett (the "Executive") and
AMERICAN MEDIA, INC. (the "Company").

Effective as of the date first written above, the Agreement is hereby amended as follows:

1.    Paragraph 1a of the Agreement, as amended, is hereby deleted and the following substituted therefore:

Employment Term. The Company shall employ Executive until December 31, 2009 (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement. The Agreement shall be considered effective as of April 2, 2002 (the "Effective Time").

IN WITNESS WEREOF, the parties hereto have duly executed this Amendment No. 6 as of the date first written above.

AMERICAN MEDIA, INC.

By:	/s/ Daniel Rotstein	November 27, 2007
	Daniel Rotstein	Date

	/s/ David Bonett	November 27, 2007
	David Bonnett	Date